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                         CALMAR INC. AND SUBSIDIARIES

                                 Exhibit 12.2

              Computation of Ratio of Consolidated Long-Term Debt
                   to Consolidated Stockholders' Deficiency
                            (dollars in thousands)



                                                                 Actual
                                                                12/31/97
                                                                --------
Consolidated long-term debt                                     $238,571
                                                                --------

Consolidated stockholders' deficiency                           ($32,241)
                                                                ---------


Ratio of long-term debt to stockholders' deficiency            (7.40): 1
                                                               ---------